Unity Bancorp, Inc.

64 Old Highway 22

Clinton, NJ 08809

800-618-BANK

www.unitybank.com

NewsNewsNewsNewsNews

For Immediate Release:

October 23, 2014

News Media & Financial Analyst Contact:

Alan J. Bedner, EVP

Chief Financial Officer

(908) 713-4308

Unity Bancorp Reports 59.4% Increase in Quarterly Earnings and

64.6% Increase in Year to Date Earnings

Clinton, NJ - Unity Bancorp, Inc. (NASDAQ: UNTY), parent company of Unity Bank, reported net income available to common shareholders of $1.9 million, or $0.24 per diluted share, for the three months ended September 30, 2014, a 59.4% increase compared to net income available to common shareholders of $1.2 million, or $0.15 per diluted share, for the same period a year ago.  Return on average assets and average common equity for the quarter were 0.82% and 11.89%, respectively, compared to 0.62% and 8.25% for the same period a year ago.

Third quarter highlights include:

•	Completed common stock rights offering which was over subscribed and resulted in $6.2 million in additional capital to provide for continued growth.
•	Robust loan growth of 12.7% since September 30, 2013 – 22.1% growth in residential mortgage loans, 21.1% growth consumer loans and 12.3% growth in commercial loans.
•	Strong deposit growth of 7.5% since September 30, 2013.
•	Core earnings growth – 11.1% increase in net interest income compared to the prior year’s quarter due to strong commercial, residential and consumer loan portfolio growth.
•	Net interest margin of 3.56% this quarter compared to 3.53% in the prior year’s quarter.
•	Improved credit quality metrics due to a 32.7% decrease in nonperforming loans this quarter compared to the prior year’s quarter.
•	Increased our quarterly dividend to common shareholders from $.02 per share to $.03 per share.

“This was a record quarter and I am very pleased with our results,” reported James A. Hughes, President and CEO.  “In addition to a successful capital raise of $6.2 million, which was oversubscribed by $10.0 million, we continued to have strong loan and deposit growth, which produced top line revenue growth.  I look forward to reporting a very successful 2014.”

For the nine months ended September 30, 2014, net income available to common shareholders totaled $4.7 million, or $0.61 per diluted share, compared to $2.9 million or $0.36 per diluted share in the prior period.  Return on average assets and average common equity for the nine month periods were 0.70% and 10.47%, respectively, compared to 0.63% and 6.67% for the same period a year ago.

Net Interest Income

Net interest income increased $761 thousand to $7.6 million for the quarter and increased $1.9 million to $22.2 million for the nine months ended September 30, 2014 compared to the prior year’s periods.  The increases in each period were the result of momentum from the strong growth in commercial and residential mortgage loan volume.  Average commercial loans increased $45.6 million and average residential mortgage loans increased $38.0 million in the third quarter 2014 compared to the comparable quarter in 2013. The volume driven loan interest income increase offset the impact of a smaller investment portfolio and the increase in interest paid on deposits due to the $71.1 million increase in average time deposits.

The net interest margin increased 3 basis points to 3.56% for the quarter ended September 30, 2014 compared to 3.53% the prior year.  For the nine month period, the net interest margin declined 3 basis points to 3.54%.  We expect net interest income to continue to expand in future quarters due to strong loan growth as our net interest margin  remains stable.

Provision for Loan Losses

The provision for loan losses was $550 thousand in the current quarter and $1.7 million for the first nine months of 2014, compared to $600 thousand and $1.6 million for the comparable prior year periods.

Noninterest Income

Noninterest income increased $203 thousand to $1.9 million for the three months ended September 30, 2014, compared to the same period last year.  The increase was primarily due to a $305 thousand or $0.04 per diluted share, death benefit received on BOLI.  Excluding the BOLI death benefit, noninterest income would have been $1.5 million for the quarter.  Quarterly noninterest income saw declines in service and loan fee income and gains on mortgage loan sales.  For the nine months ended September 30, 2014, noninterest income decreased $113 thousand to $5.0 million.

During the quarter, $16.5 million in residential mortgage loans were sold at a gain of $263 thousand, compared to $14.1 million sold at a gain of $314 thousand during the prior year’s quarter.  Approximately $3.7 million of the sold loans were previously originated loans from our portfolio that were sold at par to reduce interest rate risk.  For the nine month period, $45.1 million in residential mortgage loans were sold at a gain of $816 thousand, compared to $62.6 million sold at a gain of $1.3 million during the prior year’s period. All residential mortgage loans that are held in  portfolio for long term investment are adjustable rate mortgages or 15 year fully amortizing mortgages.

SBA loan sales totaled $3.2 million with net gains on sale of $295 thousand for the quarter, compared to $3.1 million sold and a gain of $280 thousand in the prior year’s quarter.  On a year-to-date basis, SBA loan sales totaled $6.4 million and $6.3 million with net gains on sale of $633 thousand and $607 thousand in 2014 and 2013, respectively.  We anticipate an increase in the volume of originations and sales in 2014 due to the addition of SBA business development officers.

Service and loan fee income decreased for the quarter and year to date periods due to lower SBA loan servicing income as the volume of serviced loans declines, reduced late charges, payoff and prepayment penalties were partially offset by increased processing fees.

Noninterest Expense

Noninterest expense increased $306 thousand to $6.2 million for the quarter and $510 thousand to $18.6 million for the nine months ended September 30, 2014.  The primary drivers of the increases during both periods were compensation, processing and communications and advertising expenses.  Details of significant fluctuations are below.

•

Compensation and benefits expenses increased in both periods primarily due to higher salary expense as we expand our commercial lending staff and increased benefits costs such as medical insurance.  For the nine month period, bonus and equity related compensation expense increased while the mortgage commissions decreased as the volume of sold loans decreased.

•

Processing and communications expenses continue to expand as we add products and services to remain competitive.   This category includes the rising costs of providing our customers with products and services such as electronic banking, online bill payment, ATM/debit cards, international wires and foreign currency.  In addition, it includes the associated rise in data processing costs of our core banking system and electronic access expenses such as communication line costs.

•	Advertising expenses increased in both periods due to the use of television and radio media, core deposit promotional expenses as well as seasonal involvement in various community events.

•

OREO expenses decreased this quarter but remain elevated for the nine month period as we work through the collection process and incur expenses such as property maintenance, insurance and legal costs, as well as delinquent taxes and losses on sale.

Financial Condition

At September 30, 2014, total assets were $969.6 million, an increase of $48.5 million from the prior year-end:

•

Total securities decreased $20.6 million or 19.2%, from year-end to $86.9 million at September 30, 2014.  During the second quarter, we strategically sold longer dated investments in order to reduce the portfolio’s average life and duration.

•

Total loans increased $65.7 million or 9.7%, from year-end 2013 to $744.4 million at September 30, 2014. The majority of the growth came in our residential mortgage, commercial and consumer loan portfolios which increased $29.4 million, $28.0 million and $9.0 million, respectively.  Future loan growth is expected to be primarily in commercial, residential mortgage and consumer loans, while the Company plans to continue shrinking it’s out of market SBA portfolio.

•

Total deposits increased $43.2 million or 5.9%, to $781.9 million at September 30, 2014, due primarily to an increase in savings, time deposits and noninterest-bearing demand deposits partially offset by a decline in interest-bearing demand deposits. Savings deposits increased due to our promotion during the quarter while time deposits have increased in response to our 15 month and 5 year term promotions.  The noninterest-bearing demand deposit increase consists of commercial deposit customer relationships.  Partially offsetting these increases was a decline in municipal interest-bearing demand deposits.

•

Shareholders’ equity was $68.4 million at September 30, 2014, an increase of $11.2 million from year-end 2013, due primarily to the $6.2 million net proceeds from the rights offering which was oversubscribed and completed during the third quarter, plus year-to-date net income less the dividends paid.

•	Book value per common share was $8.17 as of September 30, 2014.
•	At September 30, 2014, the leverage, Tier I and Total Risk Based Capital ratios were 8.96%, 11.58% and 12.84% respectively, all in excess of the ratios required to be deemed “well-capitalized”.

Credit Quality

•

Nonperforming assets totaled $12.9 million at September 30, 2014, or 1.73% of total loans and OREO, compared to $15.9 million or 2.34% of total loans and OREO at year-end 2013.  During the quarter the Company transferred two loans into nonaccrual  totaling  $4.3 million.  Both of these loans are well secured and losses, if any, are not expected to be material.

•	OREO increased $1.0 million to $1.7 million at September 30, 2014, due to the addition of $4.3 million (12 properties) less sale proceeds of $2.8 million (9 properties).
•	The allowance for loan losses totaled $12.9 million at September 30, 2014, or 1.74% of total loans compared to $13.1 million and 1.94% at year end.
•

Net charge-offs were $490 thousand for the three months ended September 30, 2014, compared to $1.4 million for the same period a year ago.  For the nine months ended September 30, 2014, net charge-offs were $1.9 million and $2.8 million, respectively.

•

Troubled debt restructurings (“TDRs”) decreased $252 thousand from year-end to $7.7 million due to principal pay downs.  There have been no new TDRs recognized in 2014.  There was one TDR transferred to nonaccrual status during the quarter.

Unity Bancorp, Inc. is a financial service organization headquartered in Clinton, New Jersey, with approximately $970 million in assets and $782 million in deposits.  Unity Bank provides financial services to retail, corporate and small business customers through its 15 retail service centers located in Hunterdon, Middlesex, Somerset, Union and Warren Counties in New Jersey and Northampton County, Pennsylvania.  For additional information about Unity, visit our website at www.unitybank.com , or call 800- 618-BANK.

This news release contains certain forward-looking statements, either expressed or implied, which are provided to assist the reader in understanding anticipated future financial performance.  These statements may be identified by use of the words “believe”, “expect”, “intend”, “anticipate”, “estimate”, “project” or similar expressions.  These statements involve certain risks, uncertainties, estimates and assumptions made by management, which are subject to factors beyond the company’s control and could impede its ability to achieve these goals.  These factors include those items included in our Annual Report on Form 10-K under the heading “Item IA-Risk Factors” as well as general economic conditions, trends in interest rates, the ability of our borrowers to repay their loans, our ability to manage and reduce the level of our nonperforming assets, and results of regulatory exams, among other factors.

This communication does not constitute an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of such jurisdiction.

UNITY BANCORP, INC.

SUMMARY FINANCIAL HIGHLIGHTS

September 30, 2014

				September 30, 2014 vs.
				June 30, 2014	September 30, 2013
(In thousands, except percentages and per share amounts)	September 30, 2014	June 30, 2014	September 30, 2013%		%
BALANCE SHEET DATA:
Total assets	$969,593	$932,414	$876,101	4.0%	10.7%
Total deposits	781,920	728,083	727,112	7.4	7.5
Total loans	744,366	708,889	660,617	5.0	12.7
Total securities	86,879	90,470	106,906	(4.0)	(18.7)
Total shareholders' equity	68,384	60,477	55,939	13.1	22.2
Allowance for loan losses	(12,918)	(12,858)	(13,550)	0.5	(4.7)

FINANCIAL DATA - QUARTER TO DATE:
Income before provision for income taxes	$2,694	$2,251	$1,986	19.7	35.6
Provision for income taxes	808	723	684	11.8	18.1
Net income	1,886	1,528	1,302	23.4	44.9
Preferred stock dividends and discount accretion	-	-	119	-	(100.0)
Income available to common shareholders	$1,886	$1,528	$1,183	23.4	59.4

Net income per common share - Basic (1)	$0.24	$0.20	$0.16	20.0	50.0
Net income per common share - Diluted (1)	$0.24	$0.20	$0.15	20.0	60.0

Return on average assets	0.82%	0.68%	0.62%	20.6	32.3
Return on average equity (2)	11.89%	10.31%	8.25%	15.3	44.1
Efficiency ratio	65.80%	70.81%	69.93%	(7.1)	(5.9)

FINANCIAL DATA - YEAR TO DATE:
Income before provision for income taxes	$6,900		$5,810		18.8
Provision for income taxes	2,193		1,962		11.8
Net income	4,707		3,848		22.3
Preferred stock dividends and discount accretion	-		988		(100.0)
Income available to common shareholders	$4,707		$2,860		64.6

Net income per common share - Basic (1)	$0.61		$0.38		60.5
Net income per common share - Diluted (1)	$0.61		$0.36		69.4

Return on average assets	0.70%		0.63%		11.1
Return on average equity (2)	10.47%		6.67%		57.0
Efficiency ratio	69.40%		72.17%		(3.8)

SHARE INFORMATION:
Market price per share	$9.63	$9.28	$7.46	3.8	29.1
Dividends paid	$0.03	$0.02	$0.01	0.5	2.0
Book value per common share	$8.17	$7.95	$7.41	2.8	10.3
Average diluted shares outstanding (QTD)	7,946	7,690	7,822	3.3	1.6

CAPITAL RATIOS:
Total equity to total assets	7.05%	6.49%	6.38%	8.6	10.5
Leverage ratio	8.96%	8.24%	8.33%	8.7	7.6
Tier 1 risk-based capital ratio	11.58%	10.86%	10.81%	6.6	7.1
Total risk-based capital ratio	12.84%	12.12%	12.07%	5.9	6.4

CREDIT QUALITY AND RATIOS:
Nonperforming assets	$12,870	$13,044	$17,903	(1.3)	(28.1)

QTD net chargeoffs (annualized) to QTD average lons	0.27%	0.29%	0.84%	(6.9)	(67.9)
Allowance for loan losses to total loans	1.74%	1.81%	2.05%	(3.9)	(15.1)
Nonperforming assets to total loans and OREO	1.73%	1.84%	2.70%	(6.0)	(35.9)
Nonperforming assets to total assets	1.33%	1.40%	2.04%	(5.0)%	(34.8)%

(1)	Defined as net income adjusted for dividends accrued and accretion of discount on perpetual preferred stock divided by weighted average shares outstanding.
(2)	Defined as net income adjusted for dividends accrued and accretion of discount on perpetual preferred stock divided by average shareholders' equity (excluding preferred stock).

UNITY BANCORP, INC.

CONSOLIDATED BALANCE SHEETS

September 30, 2014

				September 30, 2014 vs.
				December 31, 2013	September 30, 2013
(In thousands, except percentages)	September 30, 2014	December 31, 2013	September 30, 2013%		%
ASSETS
Cash and due from banks	$29,384	$24,272	$27,602	21.1%	6.5%
Federal funds sold and interest-bearing deposits	72,205	75,132	47,124	(3.9)	53.2
Cash and cash equivalents	101,589	99,404	74,726	2.2	35.9
Securities:
Securities available for sale	66,054	81,133	80,926	(18.6)	(18.4)
Securities held to maturity	20,825	26,381	25,980	(21.1)	(19.8)
Total securities	86,879	107,514	106,906	(19.2)	(18.7)
Loans:
SBA loans held for sale	7,835	6,673	5,893	17.4	33.0
SBA loans held for investment	44,502	48,918	50,445	(9.0)	(11.8)
SBA 504 loans	34,152	31,564	37,041	8.2	(7.8)
Commercial loans	391,338	363,340	348,625	7.7	12.3
Residential mortgage loans	211,450	182,067	173,129	16.1	22.1
Consumer loans	55,089	46,139	45,484	19.4	21.1
Total loans	744,366	678,701	660,617	9.7	12.7
Allowance for loan losses	(12,918)	(13,141)	(13,550)	1.7	4.7
Net loans	731,448	665,560	647,067	9.9	13.0
Premises and equipment, net	15,420	15,672	15,671	(1.6)	(1.6)
Bank owned life insurance ("BOLI")	12,907	12,749	12,648	1.2	2.0
Deferred tax assets	6,066	6,752	6,880	(10.2)	(11.8)
Federal Home Loan Bank stock	4,907	5,392	3,952	(9.0)	24.2
Accrued interest receivable	3,422	3,272	3,131	4.6	9.3
Other real estate owned ("OREO")	1,658	633	1,249	161.9	32.7
Goodwill and other intangibles	1,516	1,516	1,516	-	-
Other assets	3,781	2,654	2,355	42.5	60.6
Total assets	$969,593	$921,118	$876,101	5.3%	10.7%

LIABILITIES AND SHAREHOLDERS' EQUITY
Liabilities:
Deposits:
Noninterest-bearing demand deposits	$149,272	$136,035	$163,617	9.7%	(8.8)%
Interest-bearing demand deposits	117,260	130,806	119,579	(10.4)	(1.9)
Savings deposits	292,108	266,503	280,892	9.6	4.0
Time deposits, under $100,000	115,143	108,258	95,990	6.4	20.0
Time deposits, $100,000 and over	108,137	97,096	67,034	11.4	61.3
Total deposits	781,920	738,698	727,112	5.9	7.5
Borrowed funds	100,000	107,000	75,000	(6.5)	33.3
Subordinated debentures	15,465	15,465	15,465	-	-
Accrued interest payable	476	454	430	4.8	10.7
Accrued expenses and other liabilities	3,348	2,328	2,155	43.8	55.4
Total liabilities	901,209	863,945	820,162	4.3	9.9
Shareholders' equity:
Common stock	58,638	52,051	51,944	12.7	12.9
Retained earnings	9,751	5,598	4,408	74.2	121.2
Accumulated other comprehensive loss	(5)	(476)	(413)	98.9	98.8
Total shareholders' equity	68,384	57,173	55,939	19.6	22.2
Total liabilities and shareholders' equity	$969,593	$921,118	$876,101	5.3%	10.7%

Issued and outstanding common shares	8,370	7,577	7,546

UNITY BANCORP, INC.

QTD CONSOLIDATED STATEMENTS OF INCOME

September 30, 2014

				September 30, 2014 vs.
	For the three months ended			June 30, 2014		September 30, 2013
(In thousands, except percentages and per share amounts)	September 30, 2014	June 30, 2014	September 30, 2013	$	%	$	%
INTEREST INCOME
Federal funds sold and interest-bearing deposits	$12	$10	$9	$2	20.0%	$3	33.3%
Federal Home Loan Bank stock	40	40	40	-	-	-	-
Securities:
Taxable	461	552	591	(91)	(16.5)	(130)	(22.0)
Tax-exempt	81	90	109	(9)	(10.0)	(28)	(25.7)
Total securities	542	642	700	(100)	(15.6)	(158)	(22.6)
Loans:
SBA loans	636	643	586	(7)	(1.1)	50	8.5
SBA 504 loans	419	433	411	(14)	(3.2)	8	1.9
Commercial loans	4,926	4,738	4,387	188	4.0	539	12.3
Residential mortgage loans	2,327	2,052	1,861	275	13.4	466	25.0
Consumer loans	589	544	480	45	8.3	109	22.7
Total loans	8,897	8,410	7,725	487	5.8	1,172	15.2
Total interest income	9,491	9,102	8,474	389	4.3	1,017	12.0
INTEREST EXPENSE
Interest-bearing demand deposits	98	109	90	(11)	(10.1)	8	8.9
Savings deposits	216	188	183	28	14.9	33	18.0
Time deposits	725	693	510	32	4.6	215	42.2
Borrowed funds and subordinated debentures	820	807	820	13	1.6	-	-
Total interest expense	1,859	1,797	1,603	62	3.5	256	16.0
Net interest income	7,632	7,305	6,871	327	4.5	761	11.1
Provision for loan losses	550	550	600	-	-	(50)	(8.3)
Net interest income after provision for loan losses	7,082	6,755	6,271	327	4.8	811	12.9
NONINTEREST INCOME
Branch fee income	388	342	398	46	13.5	(10)	(2.5)
Service and loan fee income	292	285	351	7	2.5	(59)	(16.8)
Gain on sale of SBA loans held for sale, net	295	255	280	40	15.7	15	5.4
Gain on sale of mortgage loans, net	263	188	314	75	39.9	(51)	(16.2)
BOLI income	400	96	100	304	316.7	300	300.0
Net security gains	-	268	34	(268)	(100.0)	(34)	(100.0)
Other income	215	206	173	9	4.4	42	24.3
Total noninterest income	1,853	1,640	1,650	213	13.0	203	12.3
NONINTEREST EXPENSE
Compensation and benefits	3,214	3,122	2,984	92	2.9	230	7.7
Occupancy	604	619	598	(15)	(2.4)	6	1.0
Processing and communications	667	597	598	70	11.7	69	11.5
Furniture and equipment	377	379	374	(2)	(0.5)	3	0.8
Professional services	159	247	210	(88)	(35.6)	(51)	(24.3)
Loan costs	225	174	188	51	29.3	37	19.7
OREO expenses	71	95	174	(24)	(25.3)	(103)	(59.2)
Deposit insurance	166	171	165	(5)	(2.9)	1	0.6
Advertising	291	287	218	4	1.4	73	33.5
Other expenses	467	453	426	14	3.1	41	9.6
Total noninterest expense	6,241	6,144	5,935	97	1.6	306	5.2
Income before provision for income taxes	2,694	2,251	1,986	443	19.7	708	35.6
Provision for income taxes	808	723	684	85	11.8	124	18.1
Net income	1,886	1,528	1,302	358	23.4	584	44.9
Preferred stock dividends and discount accretion	-	-	119	-	-	(119)	(100.0)

Income available to common shareholders	$1,886	$1,528	$1,183	$358	23.4%	$703	59.4%

Effective tax rate	30.0%	32.1%	34.4%

Net income per common share - Basic (1)	$0.24	$0.20	$0.16
Net income per common share - Diluted (1)	$0.24	$0.20	$0.15

Weighted average common shares outstanding - Basic	7,847	7,605	7,545
Weighted average common shares outstanding - Diluted	7,946	7,690	7,822
(1)	Defined as net income adjusted for dividends accrued and accretion of discount on perpetual preferred stock divided by weighted average shares outstanding.

UNITY BANCORP, INC.

YTD CONSOLIDATED STATEMENTS OF INCOME

September 30, 2014

	For the nine months ended September 30,		Current YTD vs. Prior YTD
(In thousands, except percentages and per share amounts)	2014	2013	$	%
INTEREST INCOME
Federal funds sold and interest-bearing deposits	$31	$31	$-	-%
Federal Home Loan Bank stock	127	118	9	7.6
Securities:
Taxable	1,740	1,858	(118)	(6.4)
Tax-exempt	275	354	(79)	(22.3)
Total securities	2,015	2,212	(197)	(8.9)
Loans:
SBA loans	1,863	2,141	(278)	(13.0)
SBA 504 loans	1,251	1,503	(252)	(16.8)
Commercial loans	14,264	12,638	1,626	12.9
Residential mortgage loans	6,438	5,060	1,378	27.2
Consumer loans	1,628	1,485	143	9.6
Total loans	25,444	22,827	2,617	11.5
Total interest income	27,617	25,188	2,429	9.6
INTEREST EXPENSE
Interest-bearing demand deposits	318	281	37	13.2
Savings deposits	586	524	62	11.8
Time deposits	2,062	1,593	469	29.4
Borrowed funds and subordinated debentures	2,426	2,428	(2)	(0.1)
Total interest expense	5,392	4,826	566	11.7
Net interest income	22,225	20,362	1,863	9.1
Provision for loan losses	1,700	1,550	150	9.7
Net interest income after provision for loan losses	20,525	18,812	1,713	9.1
NONINTEREST INCOME
Branch fee income	1,106	1,093	13	1.2
Service and loan fee income	872	975	(103)	(10.6)
Gain on sale of SBA loans held for sale, net	633	607	26	4.3
Gain on sale of mortgage loans, net	816	1,339	(523)	(39.1)
BOLI income	593	246	347	141.1
Net security gains	378	367	11	3.0
Other income	621	505	116	23.0
Total noninterest income	5,019	5,132	(113)	(2.2)
NONINTEREST EXPENSE
Compensation and benefits	9,553	9,325	228	2.4
Occupancy	1,882	1,918	(36)	(1.9)
Processing and communications	1,847	1,720	127	7.4
Furniture and equipment	1,112	1,110	2	0.2
Professional services	617	634	(17)	(2.7)
Loan costs	569	594	(25)	(4.2)
OREO expenses	414	364	50	13.7
Deposit insurance	515	493	22	4.5
Advertising	729	519	210	40.5
Other expenses	1,406	1,457	(51)	(3.5)
Total noninterest expense	18,644	18,134	510	2.8
Income before provision for income taxes	6,900	5,810	1,090	18.8
Provision for income taxes	2,193	1,962	231	11.8
Net income	4,707	3,848	859	22.3
Preferred stock dividends and discount accretion	-	988	(988)	(100.0)
Income available to common shareholders	$4,707	$2,860	$1,847	64.6%

Effective tax rate	31.8%	33.8%

Net income per common share - Basic (1)	$0.61	$0.38
Net income per common share - Diluted (1)	$0.61	$0.36

Weighted average common shares outstanding - Basic	7,680	7,542
Weighted average common shares outstanding - Diluted	7,765	7,867
(1)	Defined as net income adjusted for dividends accrued and accretion of discount on perpetual preferred stock divided by weighted average shares outstanding.

UNITY BANCORP, INC.

QTD NET INTEREST MARGIN

September 30, 2014

	For the three months ended
	September 30, 2014			June 30, 2014
	Average Balance	Interest	Rate/Yield	Average Balance	Interest	Rate/Yield
ASSETS
Interest-earning assets:
Federal funds sold and interest-bearing deposits	$38,754	$12	0.12%	$47,859	$10	0.08%
Federal Home Loan Bank stock	3,948	40	4.02	4,149	40	3.87
Securities:
Taxable	75,685	461	2.44	85,598	552	2.58
Tax-exempt	13,348	119	3.57	14,608	133	3.64
Total securities (A)	89,033	580	2.61	100,206	685	2.73
Loans:
SBA loans	53,400	636	4.76	53,965	643	4.77
SBA 504 loans	34,310	419	4.85	34,415	433	5.05
Commercial loans	380,983	4,926	5.13	370,345	4,738	5.13
Residential mortgage loans	201,793	2,327	4.61	185,016	2,052	4.44
Consumer loans	53,000	589	4.41	47,737	544	4.57
Total loans (B)	723,486	8,897	4.89	691,478	8,410	4.87
Total interest-earning assets	$855,221	$9,529	4.43%	$843,692	$9,145	4.34%

Noninterest-earning assets:
Cash and due from banks	29,873			24,368
Allowance for loan losses	(12,980)			(13,037)
Other assets	44,656			45,410
Total noninterest-earning assets	61,549			56,741
Total assets	$916,770			$900,433

LIABILITIES AND SHAREHOLDERS' EQUITY
Interest-bearing liabilities:
Interest-bearing demand deposits	$116,646	$98	0.33%	$128,351	$109	0.34%
Savings deposits	271,356	216	0.32	261,419	188	0.29
Time deposits	221,584	725	1.30	213,122	693	1.30
Total interest-bearing deposits	609,586	1,039	0.68	602,892	990	0.66
Borrowed funds and subordinated debentures	91,574	820	3.50	91,069	807	3.51
Total interest-bearing liabilities	$701,160	$1,859	1.05%	$693,961	$1,797	1.03%

Noninterest-bearing liabilities:
Noninterest-bearing demand deposits	148,724			143,720
Other liabilities	3,921			3,332
Total noninterest-bearing liabilities	152,645			147,052
Total shareholders' equity	62,965			59,420
Total liabilities and shareholders' equity	$916,770			$900,433

Net interest spread		$7,670	3.38%		$7,348	3.31%
Tax-equivalent basis adjustment		(38)			(43)
Net interest income		$7,632			$7,305
Net interest margin			3.56%			3.49%
(A)

Yields related to securities exempt from federal and state income taxes are stated on a fully tax-equivalent basis.  They are reduced by the nondeductible portion of interest expense, assuming a federal tax rate of 34 percent and applicable state rates.

(B)	The loan averages are stated net of unearned income, and the averages include loans on which the accrual of interest has been discontinued.

UNITY BANCORP, INC.

QTD NET INTEREST MARGIN

September 30, 2014

	For the three months ended
	September 30, 2014			September 30, 2013
	Average Balance	Interest	Rate/Yield	Average Balance	Interest	Rate/Yield
ASSETS
Interest-earning assets:
Federal funds sold and interest-bearing deposits	$38,754	$12	0.12%	$25,841	$9	0.14%
Federal Home Loan Bank stock	3,948	40	4.02	4,022	40	3.95
Securities:
Taxable	75,685	461	2.44	87,694	591	2.70
Tax-exempt	13,348	119	3.57	18,474	162	3.51
Total securities (A)	89,033	580	2.61	106,168	753	2.84
Loans:
SBA loans	53,400	636	4.76	59,755	586	3.92
SBA 504 loans	34,310	419	4.85	37,971	411	4.29
Commercial loans	380,983	4,926	5.13	335,404	4,387	5.19
Residential mortgage loans	201,793	2,327	4.61	163,805	1,861	4.54
Consumer loans	53,000	589	4.41	45,709	480	4.17
Total loans (B)	723,486	8,897	4.89	642,644	7,725	4.78
Total interest-earning assets	$855,221	$9,529	4.43%	$778,675	$8,527	4.36%

Noninterest-earning assets:
Cash and due from banks	29,873			24,367
Allowance for loan losses	(12,980)			(14,310)
Other assets	44,656			44,184
Total noninterest-earning assets	61,549			54,241
Total assets	$916,770			$832,916

LIABILITIES AND SHAREHOLDERS' EQUITY
Interest-bearing liabilities:
Interest-bearing demand deposits	$116,646	$98	0.33%	$115,085	$90	0.31%
Savings deposits	271,356	216	0.32	277,501	183	0.26
Time deposits	221,584	725	1.30	150,533	510	1.34
Total interest-bearing deposits	609,586	1,039	0.68	543,119	783	0.57
Borrowed funds and subordinated debentures	91,574	820	3.50	92,025	820	3.49
Total interest-bearing liabilities	$701,160	$1,859	1.05%	$635,144	$1,603	0.99%

Noninterest-bearing liabilities:
Noninterest-bearing demand deposits	148,724			137,711
Other liabilities	3,921			2,918
Total noninterest-bearing liabilities	152,645			140,629
Total shareholders' equity	62,965			57,143
Total liabilities and shareholders' equity	$916,770			$832,916

Net interest spread		$7,670	3.38%		$6,924	3.37%
Tax-equivalent basis adjustment		(38)			(53)
Net interest income		$7,632			$6,871
Net interest margin			3.56%			3.53%
(A)

Yields related to securities exempt from federal and state income taxes are stated on a fully tax-equivalent basis.  They are reduced by the nondeductible portion of interest expense, assuming a federal tax rate of 34 percent and applicable state rates.

(B)	The loan averages are stated net of unearned income, and the averages include loans on which the accrual of interest has been discontinued.

UNITY BANCORP, INC.

YEAR TO DATE NET INTEREST MARGIN

September 30, 2014

	For the nine months ended
	September 30, 2014			September 30, 2013
	Average Balance	Interest	Rate/Yield	Average Balance	Interest	Rate/Yield
ASSETS
Interest-earning assets:
Federal funds sold and interest-bearing deposits	$42,869	$31	0.10%	$37,760	$31	0.11%
Federal Home Loan Bank stock	4,028	127	4.22	4,006	118	3.94
Securities:
Taxable	84,634	1,740	2.74	94,431	1,858	2.62
Tax-exempt	14,920	407	3.64	19,130	525	3.66
Total securities (A)	99,554	2,147	2.87	113,561	2,383	2.80
Loans:
SBA loans	54,047	1,863	4.60	62,695	2,141	4.55
SBA 504 loans	33,491	1,251	4.99	39,493	1,503	5.09
Commercial loans	371,951	14,264	5.13	318,554	12,638	5.30
Residential mortgage loans	189,365	6,438	4.53	147,944	5,060	4.56
Consumer loans	48,918	1,628	4.45	45,703	1,485	4.34
Total loans (B)	697,772	25,444	4.87	614,389	22,827	4.96
Total interest-earning assets	$844,223	$27,749	4.39%	$769,716	$25,359	4.40%

Noninterest-earning assets:
Cash and due from banks	25,900			22,340
Allowance for loan losses	(13,141)			(14,682)
Other assets	44,559			41,198
Total noninterest-earning assets	57,318			48,856
Total assets	$901,541			$818,572

LIABILITIES AND SHAREHOLDERS' EQUITY
Interest-bearing liabilities:
Interest-bearing demand deposits	$125,341	$318	0.34%	$116,709	$281	0.32%
Savings deposits	266,384	586	0.29	280,973	524	0.25
Time deposits	213,339	2,062	1.29	132,607	1,593	1.61
Total interest-bearing deposits	605,064	2,966	0.65	530,289	2,398	0.61
Borrowed funds and subordinated debentures	91,304	2,426	3.50	91,387	2,428	3.50
Total interest-bearing liabilities	$696,368	$5,392	1.02%	$621,676	$4,826	1.03%

Noninterest-bearing liabilities:
Noninterest-bearing demand deposits	141,598			124,539
Other liabilities	3,477			3,237
Total noninterest-bearing liabilities	145,075			127,776
Total shareholders' equity	60,098			69,120
Total liabilities and shareholders' equity	$901,541			$818,572

Net interest spread		$22,357	3.37%		$20,533	3.37%
Tax-equivalent basis adjustment		(132)			(171)
Net interest income		$22,225			$20,362
Net interest margin			3.54%			3.57%

(A)

Yields related to securities exempt from federal and state income taxes are stated on a fully tax-equivalent basis.  They are reduced by the nondeductible portion of interest expense, assuming a federal tax rate of 34 percent and applicable state rates.

(B)	The loan averages are stated net of unearned income, and the averages include loans on which the accrual of interest has been discontinued.

UNITY BANCORP, INC.

QUARTERLY ALLOWANCE FOR LOAN LOSSES AND LOAN QUALITY SCHEDULES

September 30, 2014

Amounts in thousands, except percentages	September 30, 2014	June 30, 2014	March 31, 2014	December 31, 2013	September 30, 2013
ALLOWANCE FOR LOAN LOSSES:
Balance, beginning of period	$12,858	$12,807	$13,141	$13,550	$14,309
Provision for loan losses charged to expense	550	550	600	800	600
	13,408	13,357	13,741	14,350	14,909
Less: Chargeoffs
SBA loans	232	199	53	128	211
SBA 504 loans	-	-	92	203	590
Commercial loans	72	134	454	564	253
Residential mortgage loans	201	5	172	125	125
Consumer loans	211	203	179	300	229
Total chargeoffs	716	541	950	1,320	1,408
Add: Recoveries
SBA loans	111	10	7	93	12
SBA 504 loans	-	-	-	3	-
Commercial loans	95	31	9	14	24
Residential mortgage loans	20	-	-	-	13
Consumer loans	-	1	-	1	-
Total recoveries	226	42	16	111	49
Net chargeoffs	490	499	934	1,209	1,359
Balance, end of period	$12,918	$12,858	$12,807	$13,141	$13,550

LOAN QUALITY INFORMATION:
Nonperforming loans (1)	$11,212	$11,929	$12,046	$15,283	$16,654
Other real estate owned ("OREO")	1,658	1,115	2,467	633	1,249
Nonperforming assets	12,870	13,044	14,513	15,916	17,903
Less: Amount guaranteed by SBA	200	2,305	1,320	540	592
Net nonperforming assets	$12,670	$10,739	$13,193	$15,376	$17,311

Loans 90 days past due & still accruing	$-	$-	$5	$19	$861

Performing Troubled Debt Restructurings (TDRs)	$4,194	$6,965	$7,363	$7,452	$7,705
(1) Nonperforming TDRs included in nonperforming loans	3,473	741	448	467	1,765
Total TDRs	$7,667	$7,706	$7,811	$7,919	$9,470

Allowance for loan losses to:
Total loans at quarter end	1.74%	1.81%	1.87%	1.94%	2.05%
Nonperforming loans (1)	115.22	107.79	106.32	85.98	81.36
Nonperforming assets	100.37	98.57	88.25	82.56	75.69
Net nonperforming assets	101.96	119.73	97.07	85.46	78.27

QTD net chargeoffs (annualized) to QTD average loans:
SBA loans	0.90%	1.40%	0.34%	0.25%	1.32%
SBA 504 loans	-	-	1.18	2.39	6.16
Commercial loans	(0.02)	0.11	0.50	0.61	0.27
Residential mortgage loans	0.36	0.01	0.39	0.28	0.27
Consumer loans	1.58	1.70	1.58	2.60	1.99
Total loans	0.27%	0.29%	0.56%	0.72%	0.84%

Nonperforming loans to total loans	1.51%	1.68%	1.76%	2.25%	2.52%
Nonperforming loans and TDRs to total loans	2.07	2.67	2.84	3.35	3.69
Nonperforming assets to total loans and OREO	1.73	1.84	2.11	2.34	2.70
Nonperforming assets to total assets	1.33	1.40	1.51	1.73	2.04

UNITY BANCORP, INC.

QUARTERLY FINANCIAL DATA

September 30, 2014

(In thousands, except percentages and per share amounts)	September 30, 2014	June 30, 2014	March 31, 2014	December 31, 2013	September 30, 2013
SUMMARY OF INCOME:
Total interest income	$9,491	$9,102	$9,023	$8,766	$8,474
Total interest expense	1,859	1,797	1,736	1,703	1,603
Net interest income	7,632	7,305	7,287	7,063	6,871
Provision for loan losses	550	550	600	800	600
Net interest income after provision for loan losses	7,082	6,755	6,687	6,263	6,271
Total noninterest income	1,853	1,640	1,526	1,471	1,650
Total noninterest expense	6,241	6,144	6,258	5,862	5,935
Income before provision for income taxes	2,694	2,251	1,955	1,872	1,986
Provision for income taxes	808	723	662	606	684
Net income	1,886	1,528	1,293	1,266	1,302
Preferred stock dividends and discount accretion	-	-	-	-	119
Income available to common shareholders	$1,886	$1,528	$1,293	$1,266	$1,183

Net income per common share - Basic (1)	$0.24	$0.20	$0.17	$0.17	$0.16
Net income per common share - Diluted (1)	$0.24	$0.20	$0.17	$0.17	$0.15

COMMON SHARE DATA:
Market price per share	$9.63	$9.28	$7.95	$7.66	$7.46
Dividends paid	$0.03	$0.02	$0.02	$0.01	$0.01
Book value per common share	$8.17	$7.95	$7.74	$7.55	$7.41
Weighted average common shares outstanding - Basic	7,847	7,605	7,586	7,560	7,545
Weighted average common shares outstanding - Diluted	7,946	7,690	7,654	7,618	7,822
Issued and outstanding common shares	8,370	7,607	7,602	7,577	7,546

OPERATING RATIOS (Annualized):
Return on average assets	0.82%	0.68%	0.59%	0.57%	0.62%
Return on average equity (2)	11.89	10.31	9.06	8.87	8.25
Efficiency ratio	65.80	70.81	71.91	68.87	69.93

BALANCE SHEET DATA:
Total assets	$969,593	$932,414	$961,168	$921,118	$876,101
Total deposits	781,920	728,083	767,624	738,698	727,112
Total loans	744,366	708,889	683,951	678,701	660,617
Total securities	86,879	90,470	109,459	107,514	106,906
Total shareholders' equity	68,384	60,477	58,810	57,173	55,939
Allowance for loan losses	(12,918)	(12,858)	(12,807)	(13,141)	(13,550)

TAX EQUIVALENT YIELDS AND RATES:
Interest-earning assets	4.43%	4.34%	4.39%	4.25%	4.36%
Interest-bearing liabilities	1.05	1.03	1.01	0.99	0.99
Net interest spread	3.38	3.31	3.38	3.26	3.37
Net interest margin	3.56	3.49	3.57	3.42	3.53

CREDIT QUALITY:
Nonperforming assets	12,870	13,044	14,513	15,916	17,903
QTD net chargeoffs (annualized) to QTD average loans	0.27%	0.29%	0.56%	0.72%	0.84%
Allowance for loan losses to total loans	1.74	1.81	1.87	1.94	2.05
Nonperforming assets to total loans and OREO	1.73	1.84	2.11	2.34	2.70
Nonperforming assets to total assets	1.33	1.40	1.51	1.73	2.04

CAPITAL RATIOS AND OTHER:
Total equity to total assets	7.05%	6.49%	6.12%	6.21%	6.38%
Leverage ratio	8.96	8.24	8.19	8.08	8.33
Tier 1 risk-based capital ratio	11.58	10.86	10.77	10.74	10.81
Total risk-based capital ratio	12.84	12.12	12.03	11.99	12.07
Number of banking offices	15	15	15	15	15
Number of ATMs	16	16	16	16	16
Number of employees	163	171	162	163	160
1)	Defined as net income adjusted for dividends accrued and accretion of discount on perpetual preferred stock divided by weighted average shares outstanding.
2)	Defined as net income adjusted for dividends accrued and accretion of discount on perpetual preferred stock divided by average shareholders' equity (excluding preferred stock).